UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2024

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Thomas M. Connelly, Jr. to Board of Directors

On September 4, 2024, the Board of Directors (the “Board”) of Lightwave Logic, Inc. (the “Company”) appointed Thomas M. Connelly, Jr. to the Board to serve as a Class III director to fill a vacancy created by an increase in the size of the Board from eight members to nine members, effective September 4, 2024.

Mr. Connelly joins the Board with extensive experience as an executive leader and as board member for various profit and not for profit organizations. From 2015 until January 2023, Mr. Connelly served as Chief Executive Officer of American Chemical Society (“ACS”). While leading ACS, he grew membership, journal usage, and ACS’s chemical knowledge offerings, worldwide. From 2000 to 2014, Mr. Connelly served as a member of DuPont’s Office of the Chief Executive, first as Senior Vice President and Chief Science and Technology Officer, and from 2008, as Executive Vice President and Chief Innovation Officer. In this latter role, Mr. Connelly’s responsibilities varied over time, but included DuPont Science and Technology, operations in all regions outside the US, integrated operations (sourcing, production, engineering), and P&L oversight of biobased materials, electronic materials, engineering polymers, industrial polymers, and automotive finishes. Mr. Connelly was elected to the National Academy of Engineering, and has chaired and served on several committees within the National Academies. He has also served in advisory roles to the U.S. Government and the Republic of Singapore. Mr. Connelly graduated with highest honors from Princeton University with degrees in Chemical Engineering and Economics. As a Winston Churchill Scholar, he received his doctorate in chemical engineering from the University of Cambridge.

Mr. Connelly will be compensated similarly to the other non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2024. Mr. Connelly’s Board committee membership has not yet been determined. Once Mr. Connelly’ Board committee membership is determined, the Company will file an amendment to this Form 8-K filing under this Item 5.02 containing such information within four business days after the information is determined. Mr. Connelly does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 9, 2024, the Company issued a press release regarding the appointment of Mr. Connelly to the Board. A copy of the foregoing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Lightwave Logic, Inc. dated September 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: September 9, 2024